Exhibit 10.23

Agreement for the Purchase and Sale of Future Receipts

Seller’s Legal Name: DIGITAL POWER CORPORATION   D/B/A: DIGITAL POWER/DPW

Form of Business Entity: [x] Corporation; [ ] Limited Liability Company; [ ] Partnership; [ ] Limited Partnership; [ ] Limited Liability Partnership; [ ] Sole Proprietorship; [ ]Other: _________________________________

Street Address: 48430 Lakeview Blvd.                                        , City: Fremont                               , State: CA ; Zip: 94538

Mailing Address: same as above                                                 , City:_______________________, State:___________________; Zip: ________

Primary Contact Name: Milton C. Ault, III                                                                                        Title: ___________________

Time in Business: 11/1969                                                             Federal Tax ID Number:_______________

Purchase Price: $ 225,000            Purchased Amount: $ 337,275.00             Average Monthly Sales: $ ______________

Specified Percentage: 15             % Origination Fee: $ 6,750       (to be deducted from the Purchase Price)

Initial Daily Amount: $ 2,677.00     (Average Monthly Sales x Specified Percentage / Average Business Days in a Calendar Month)

Account for the Deposit of All Future Receipts: Bank:_________________________________________________________________________

Account No:

Effective, January 23       , 2018, Seller, identified above, hereby sells, assigns and transfers to TVT Capital, LLC, located at 30 Wall Street, Suite 801, New York, NY 10005 (“Buyer”), without recourse, the Specified Percentage of the proceeds of each future sale made by Seller (collectively “Future Receipts”) until Seller has received the Purchased Amount. “Future Receipts” includes all payments made by cash, check, ACH or other electronic transfer, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a “Payment Card”) or other form of monetary payment in the ordinary course of Seller’s business. As payment for the Purchased Amount, Buyer will deliver to Seller the Purchase Price, shown above, minus any Origination Fee shown above. Seller acknowledges that it has no right to repurchase the Purchased Amount from Buyer.

Both parties agree that the obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Purchase Price, minus any Origination Fee. Prior to accepting this Agreement, Buyer may conduct a processing trial to confirm its access to the Account and the ability to withdraw the Initial Daily Amount. If the processing trial is not completed to the satisfaction of Buyer, Buyer will refund to Seller all funds that were obtained by Buyer during the processing trial.

Agreement of Seller: By signing below Seller agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages, and further agrees that this transaction is for business purposes and not for personal, family, or household purposes.

Seller: DIGITAL POWER CORPORATION

Agreed to by: /s/ Milton C. Ault, III                   (Signature), its Chairman & CEO            (Title)

Agreed to by: _________________________(Signature), its __________________(Title)

Buyer: TVT CAPITAL, LLC

Agreed to by: _________________________(Signature), Its __________________(Title)

Initials:	1	TVT Capital, LLC

Agreement of Each Owner: Each Owner signing below agrees to the terms of the Credit Report Authorization below.

Milton C. Ault, III                                                     (Print Name); /s/ Milton C. Ault, III                        (Signature);

                                                                           ____(Print Name);___________________________(Signature);

1.	Delivery of Purchased Amount: Seller must deposit all Future Receipts into the single business banking account specified above, which may not be used for any personal, family or household purposes (the “Account”) and must instruct Seller’s credit card processor, which must be approved by Buyer (the “Processor”) to deposit all Payment Card receipts of Seller into the Account. Seller agrees not to change the Account or add an additional Account without the express written consent of Buyer. Seller authorizes Buyer to debit the Daily Amount from the Account each business day by either ACH or electronic check. Seller will provide Buyer with all required access codes and agrees not to change them without prior written consent from Buyer. Seller will provide an appropriate ACH authorization to Buyer. Seller understands that it is responsible for either ensuring that the Daily Amount is available in the Account each business day or advising Buyer prior to each daily withdrawal of a shortage of funds. Otherwise, Seller will be responsible for any fees incurred by Buyer resulting from a rejected electronic check or ACH debit attempt, as set forth on Appendix A. Buyer is not responsible for any overdrafts or rejected transactions that may result from Buyer’s debiting any amount authorized under the terms of this Agreement. Seller understands that the foregoing ACH authorization is a fundamental condition to induce Buyer to accept the Agreement. Consequently, such authorization is intended to be irrevocable.

2.	Seller May Request Changes to the Daily Amount: The initial Daily Amount is intended to represent the Specified Percentage of Seller’s daily Future Receipts. For as long as no Event of Default has occurred, once each calendar month, Seller may request that Buyer adjust the Daily Amount to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage. Seller agrees to provide Buyer any information requested by Buyer to assist in this reconciliation. No more often than once a month, Buyer may adjust the Daily Amount on a going-forward basis to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage. Buyer will give Seller notice five business days prior to any such adjustment. After each adjustment made pursuant to this paragraph, the new dollar amount shall be deemed the Daily Amount until any subsequent adjustment.

3.	Daily Amount Upon Default. Upon the occurrence of an Event of Default, the Daily Amount shall equal 100% of all Future Receipts.

4.	Sale of Future Receipts (THIS IS NOT A LOAN): Seller is selling a portion of a future revenue stream to Buyer at a discount, not borrowing money from Buyer. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Buyer. If Future Receipts are remitted more slowly than Buyer may have anticipated or projected because Seller’s business has slowed down, or if the full Purchased Amount is never remitted because Seller’s business went bankrupt or otherwise ceased operations in the ordinary course of business, and Seller has not breached this Agreement, Seller would not owe anything to Buyer and would not be in breach of or default under this Agreement. Buyer is buying the Purchased Amount of Future Receipts knowing the risks that Seller’s business may slow down or fail, and Buyer assumes these risks based on Seller’s representations, warranties and covenants in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount of Future Receipts and Seller retains no legal or equitable interest therein. Seller agrees that it will treat Purchase Price and Purchased Amount in a manner consistent with a sale in its accounting records and tax returns. Seller agrees that Buyer is entitled to audit Seller’s accounting records upon reasonable Notice in order to verify compliance. Seller waives any rights of privacy, confidentiality or taxpayer privilege in any such litigation or arbitration in which Seller asserts that this transaction is anything other than a sale of future receipts.

5.	Power of Attorney. Seller irrevocably appoints Buyer as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Buyer from Seller, or in the case of a violation by Seller of this Agreement or the occurrence of an Event of Default under Section 15 hereof by Seller, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Future Receipts; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Seller’s name on any invoice, bill of lading, or assignment directing customers or account debtors to direct payables to Buyer; (v) to file any claims or take any action or institute any proceeding which Buyer may deem necessary for the collection of any of the remaining Purchased Amount of the Future Receipts, or otherwise to enforce its rights with respect to delivery of the Purchased Amount; and/or (vi) to contact any Processor of Seller and to direct such Processor(s) to deliver directly to Buyer all or any portion of the amounts received by such Processor(s) and to provide any information regarding Seller requested by Buyer. Each Processor may rely on the previous sentence as written authorization of Seller to provide any information requested by Buyer. Each Processor is hereby irrevocably authorized and directed by Seller to follow any instruction of Buyer without inquiry as to Buyer’s right or authority to give such instructions. Seller acknowledges the terms of the preceding sentence and agrees not to (a) interfere with Buyer’s instructions or a Processor’s compliance with this Agreement or (b) request any modification thereto without Buyer’s prior written consent.

Initials:	2	TVT Capital, LLC

6.	Fees and Charges: Other than the Origination Fee, if any, set forth above, Buyer is NOT CHARGING ANY ORIGINATION OR BROKER FEES to Seller. If Seller is charged another such fee, it is not being charged by Buyer. A list of all fees and charges applicable under this Agreement is contained in Appendix A.

7.	Credit Report and Other Authorizations: Seller and each of the Owners signing above authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of its Owners for the purpose of this Agreement, (ii) obtain consumer and business credit reports on the Seller and any of its Owners, and (iii) to contact personal and business references provided by the Seller in the Application, at any time now or for so long as Seller and/or Owners continue to have any obligation owed to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.

8.	Authorization to Contact Current and Prior Banks: Seller hereby authorizes Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding Seller’s transactions with any such bank. Such information may include but is not limited to, information necessary to verify the amount of Future Receipts previously processed on behalf of Seller and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collections and in order to confirm that Seller is exclusively using the Account identified above, or any other account approved by Buyer, for the deposit of all business receipts.

9.	Financial Information. Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, bank or financial statements, tax returns, etc., as Buyer deems necessary in its sole discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate. Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by or on behalf of Buyer as permitted by this Agreement or disclosure of information as permitted by this Agreement.

10.	Transactional History. Seller authorizes all of its banks and brokers and Payment Card processors to provide Buyer with Seller’s banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections upon an Event of Default.

11.	Publicity. Seller hereby authorizes Buyer to use its name in listings of clients and in advertising and marketing materials.

12.	Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.

13.	Representations, Warranties and Covenants of Seller:

13.1.        Good Faith, Best Efforts and Due Diligence. Seller will conduct its business in good faith and will use its best efforts to continue its business at least at its current level, to ensure that Buyer obtains the Purchased Amount.

13.2.   Stacking Prohibited. Seller shall not enter into any Seller cash advance or any loan agreement that relates to or involves its Future Receipts with any party other than Buyer for the duration of this Agreement. Buyer may share information regarding this Agreement with any third party in order to determine whether Seller is in compliance with this provision.

Initials:	3	TVT Capital, LLC

13.3.        Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and future statements that will be furnished to Buyer, fairly represent the financial condition of Seller at such dates, and Seller will notify Buyer immediately if there are material adverse changes, financial or otherwise, in the condition or operation of Seller or any change in the ownership of Seller. Buyer may request statements at any time during the performance of this Agreement and the Seller shall provide them to Buyer within five business days. Furthermore, Seller represents that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect Seller’s financial condition and results of operations. Seller further agrees to authorize the release of any past or future tax returns to Seller.

13.4.        Governmental Approvals. Seller is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

13.5.        Authority to Enter Into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

13.6.        Change of Name or Location or Sale or Closing of Business. Seller will not conduct Seller’s businesses under any name other than as disclosed to Buyer or change any of its places of business without prior written consent of Buyer. Seller will not sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. Except as disclosed to Buyer in writing, Seller has no current plans to close its business either temporarily, whether for renovations, repairs or any other purpose, or permanently. Seller agrees that until Buyer has received all of the Purchased Amount Seller will not voluntarily close its business on a temporarily basis for renovations, repairs, or any other purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer ten business days notice to the extent practicable.

13.7.        No Pending or Contemplated Bankruptcy. As of the date Seller executes this Agreement, Seller is not insolvent and does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Seller. Seller represents that it has not consulted with a bankruptcy attorney within six months prior to the date of this Agreement. Seller further warrants that it does not anticipate filing a bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

13.8.        Seller to Maintain Insurance. Seller will possess and maintain insurance in such amounts and against such risks as are necessary to protect its business and will provide proof of such insurance to Buyer upon demand.

13.9.        Seller to Pay Taxes Promptly. Seller will promptly pay all necessary taxes, including but not limited to employment and sales and use taxes.

13.10.     No Violation of Prior Agreements. Seller’s execution and performance of this Agreement will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Seller is subject, including any agreement the prohibits the sale or pledge of Seller’s future receipts.

13.11.     No Diversion of Receipts. Seller will not permit any event to occur that could cause a diversion of any of Seller’s Future Receipts from the Account to any other entity.

13.12.     Seller’s Knowledge and Representation. Seller represents warrants and agrees that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; it was represented by counsel or had full opportunity to consult with counsel.

Initials:	4	TVT Capital, LLC

14.	Rights of Buyer:

14.1.  Financing Statements Financing Statements and Security Interest. Seller grants Buyer a security interest in all of Seller’s present and future accounts, chattel paper, deposit accounts, personal property, assets and fixtures, general intangibles, instruments, equipment, inventory wherever located, and proceeds now or hereafter owned or acquired by Seller. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the Uniform Commercial Code (“UCC”) in order to give notice of this security interest and that the Purchased Amount of Future Receipts is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller authorizes Buyer to debit the Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

14.2.   Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (i) enter, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller’s daily receipts to the Processor and to ensure that Seller has not violated any other provision of this Agreement, and (ii) Seller shall provide access to its employees and records and all other items as requested by Buyer, and (iii) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.

14.3.   Phone Recordings and Contact. Seller agrees that any call between Buyer and Seller, and their agents and employees may be recorded or monitored. Further, Seller agrees that (i) it has an established business relationship with Buyer, its employees and agents and that Seller may be contacted from time-to-time regarding this or other business transactions; (ii) that such communications and contacts are not unsolicited or inconvenient; and (iii) that any such contact may be made at any phone number, emails address, or facsimile number given to Buyer by the Seller, its agents or employees, including cellular telephones.

15.	Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”: (a) Seller interferes with Buyer’s right to collect the Daily Amount; (b) Seller violates any term or covenant in this Agreement; (c) Seller uses multiple depository accounts without the prior written consent of Buyer; (d) Seller changes its depositing account or its payment card processor without the prior written consent of Buyer; (e) Seller defaults under any of the terms, covenants and conditions of any other agreement with Buyer (f) Seller fails to provide timely notice to Buyer such that in any given calendar month there are four or more ACH transactions attempted by Buyer are rejected by Seller’s bank.

16.	Remedies. If any Event of Default occurs, Buyer may proceed to protect and enforce its rights including, but not limited to, the following:

16.1.    The Specified Percentage shall equal 100%. The full uncollected Purchased Amount plus all fees and charges (including legal fees) due under this Agreement will become due and payable in full immediately.

16.2.    Buyer may enforce the provisions of the Personal Guaranty of Performance against each Owner.

16.3.   Buyer may proceed to protect and enforce its rights and remedies by arbitration or lawsuit. In any such arbitration or lawsuit, under which Buyer shall recover Judgment against Seller, Seller shall be liable for all of Buyer’s costs of the lawsuit, including but not limited to all reasonable attorneys’ fees and court costs. However, the rights of Buyer under this provision shall be limited as provided in the arbitration provision set forth below.

16.4.   This Agreement shall be deemed Seller’s Assignment of Seller’s Lease of Seller’s business premises to Buyer. Upon an Event of Default, Buyer may exercise its rights under this Assignment of Lease without prior notice to Seller.

16.5.   Buyer may debit Seller’s depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on Seller’s bank account or otherwise for all sums due to Buyer.

Initials:	5	TVT Capital, LLC

16.6.   Seller shall pay to Buyer all reasonable costs associated with the Event of Default and the enforcement of Buyer’s remedies, including but not limited to court costs and attorneys’ fees.

16.7. Buyer may exercise and enforce its rights as a secured party under the UCC.

16.8.   All rights, powers and remedies of Buyer in connection with this Agreement may be exercised at any time by Buyer after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

17.	Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Buyer.

18.	Assignment. Buyer may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.

19.	Notices.

19.1.  Notices from Buyer to Seller. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller by regular mail or by e-mail, at Buyer’s option and Seller consents to such electronic delivery. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective upon mailing to Seller’s address set forth in this Agreement.

19.2.   Notices from Seller to Buyer. Seller may send any notices to Buyer by e-mail only upon the prior written consent of Buyer, which consent may be withheld or revoked at any time in Buyer’s sole discretion. Otherwise, any notices or other communications from Seller to Buyer must be delivered by certified mail, return receipt requested, to Buyer’s address set forth in this Agreement. Notices sent to Buyer shall become effective only upon receipt by Buyer.

20.	Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Seller, Buyer and their respective successors and assigns, except that Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Buyer which consent may be withheld in Buyer’s sole discretion. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach of this Agreement, shall, if Buyer so elects, be instituted in any court sitting in New York, (the “Acceptable Forums”). Seller agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Buyer to transfer such proceeding to an Acceptable Forum.

21.	Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full.

22.	Interpretation. All Parties hereto have reviewed this Agreement with an attorney of their own choosing and have relied only on their own attorney’s guidance and advice. No construction determinations shall be made against either Party hereto as drafter.

23.	Entire Agreement and Severability. This Agreement embodies the entire agreement between Seller and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

24.	Facsimile Acceptance. Facsimile signatures hereon, or other electronic means reflecting the party’s signature hereto, shall be deemed acceptable for all purposes.

25.	Confidentiality: The terms and conditions of this Agreement are proprietary and confidential unless required by law. Seller shall not disclose this information to anyone other than its attorney, accountant or similar service provider and then only to the extent such person uses the information solely for purpose of advising Seller and first agrees in writing to be bound by the terms of this Section. A breach entitles Buyer to damages and legal fees as well as temporary restraining order and preliminary injunction without bond.

Initials:	6	TVT Capital, LLC

26.	Monitoring, Recording, and Solicitations.

26.1.   Authorization to Contact Seller by Phone. Seller authorizes Buyer, its affiliates, agents and independent contractors to contact Seller at any telephone number Seller provides to Buyer or from which Seller places a call to Buyer, or any telephone number where Buyer believes it may reach Seller, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller incurs charges for receiving such communications.

26.2.   Authorization to Contact Seller by Other Means. Seller also agree that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile, to contact Seller. Seller expressly consents to conduct business by electronic means.

27.	JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

28.	CLASS ACTION WAIVER. THE PARTIES WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT:

(I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

29.	ARBITRATION. IF BUYER, SELLER OR ANY GUARANTOR REQUESTS, THE OTHER PARTIES AGREE TO ARBITRATE ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. IF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DISPUTE SETTLED BY ARBITRATION, THAT PARTY MUST FIRST SEND TO ALL OTHER PARTIES, BY CERTIFIED MAIL, A WRITTEN NOTICE OF INTENT TO ARBITRATE. IF BUYER, SELLER OR ANY GUARANTOR DO NOT REACH AN AGREEMENT TO RESOLVE THE CLAIM WITHIN 30 DAYS AFTER THE NOTICE IS RECEIVED, BUYER, SELLER OR ANY GUARANTOR MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) OR NATIONAL ARBITRATION FORUM (“NAF”). BUYER WILL PROMPTLY REIMBURSE SELLER OR THE GUARANTOR ANY ARBITRATION FILING FEE, HOWEVER, IN THE EVENT THAT BOTH SELLER AND THE GUARANTOR MUST PAY FILING FEES, BUYER WILL ONLY REIMBURSE SELLER’S ARBITRATION FILING FEE AND, EXCEPT AS PROVIDED IN THE NEXT SENTENCE, BUYER WILL PAY ALL ADMINISTRATION AND ARBITRATOR FEES. IF THE ARBITRATOR FINDS THAT EITHER THE SUBSTANCE OF THE CLAIM RAISED BY SELLER OR THE GUARANTOR OR THE RELIEF SOUGHT BY SELLER OR THE GUARANTOR IS IMPROPER OR NOT WARRANTED, AS MEASURED BY THE STANDARDS SET FORTH IN FEDERAL RULE OF PROCEDURE 11(B), THEN BUYER WILL PAY THESE FEES ONLY IF REQUIRED BY THE AAA OR NAF RULES. SELLER AND THE GUARANTOR AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING THE RIGHT TO TRIAL BY JURY. BUYER, SELLER OR ANY GUARANTOR MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. FURTHER, BUYER, SELLER AND ANY GUARANTOR AGREE THAT THE ARBITRATOR MAY NOT CONSOLIDATE PROCEEDINGS FOR MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING, AND THAT IF THIS SPECIFIC PROVISION IS FOUND UNENFORCEABLE, THEN THE ENTIRETY OF THIS ARBITRATION CLAUSE SHALL BE NULL AND VOID.

Initials:	7	TVT Capital, LLC

30.	RIGHT TO OPT OUT OF ARBITRATION. SELLER AND GUARANTOR(S) MAY OPT OUT OF THIS CLAUSE. TO OPT OUT OF THIS ARBITRATION CLAUSE, SELLER AND EACH GUARANTOR MUST SEND BUYER A NOTICE THAT THE SELLER AND EACH GUARANTOR DOES NOT WANT THIS CLAUSE TO APPLY TO THIS AGREEMENT. FOR ANY OPT OUT TO BE EFFECTIVE, SELLER AND EACH GUARANTOR MUST SEND AN OPT OUT NOTICE TO THE FOLLOWING ADDRESS BY REGISTERED MAIL, WITHIN 14 DAYS AFTER THE DATE OF THIS AGREEMENT: BUYER – ARBITRATION OPT OUT, TVT CAPITAL, LLC, 30 WALL STREET, SUITE 801, NEW YORK, NY 10005, ATTENTION: LEGAL DEPARTMENT.

31.	SERVICE OF PROCESS. IN ADDITION TO THE METHODS OF SERVICE ALLOWED BY THE NEW YORK STATE CIVIL PRACTICE LAW & RULES (“CPLR”), SELLER HEREBY CONSENTS TO SERVICE OF PROCESS UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SERVICE HEREUNDER SHALL BE COMPLETE UPON SELLER’S ACTUAL RECEIPT OF PROCESS OR UPON BUYER’S RECEIPT OF THE RETURN THEREOF BY THE UNITED STATES POSTAL SERVICE AS REFUSED OR UNDELIVERABLE. SELLER MUST PROMPTLY NOTIFY BUYER, IN WRITING, OF EACH AND EVERY CHANGE OF ADDRESS TO WHICH SERVICE OF PROCESS CAN BE MADE. SERVICE BY BUYER TO THE LAST KNOWN ADDRESS SHALL BE SUFFICIENT. SELLER WILL HAVE (30) CALENDAR DAYS AFTER SERVICE HEREUNDER IS COMPLETE IN WHICH TO RESPOND. FURTHERMORE, SELLER EXPRESSLY CONSENTS THAT ANY AND ALL NOTICE(S), DEMAND(S), REQUEST(S) OR OTHER COMMUNICATION(S) UNDER AND PURSUANT TO THIS AGREEMENT FOR THE PURCHASE AND SALE OF FUTURE RECEIVABLES SHALL BE DELIVERED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT FOR THE PURCHASE AND SALE OF FUTURE RECEIVABLES.

Initials:	8	TVT Capital, LLC

Appendix A - List of Fees and Charges

In addition to the Purchased Amount of Future Receipts, the Agreement provides that the following fees shall be applied:

1.	Underwriting Fee - $ 295.00

2.	Non-Sufficient Funds (NSF) Fee - $ 35.00 each (Up to FOUR TIMES ONLY before a default is declared)

3.	Stopped Fee - $ 135.00

4.	ACH Processing Fee - $ 12.50

5.	UCC Filing Fee- $150.00

6.	Default Fee - $5,000.00

7.	Financing Fee: 6,292.50

TVT Capital LLC

Contract Addendum

Total Maximum-Approval Purchase Price: $225,000.00 Purchased Percentage: 15% Total Approved Purchase Amount: $337,275.00

This Contract Addendum (this “Addendum”) dated as of January 23rd, 2018 amends that certain agreement (the “Agreement,” #) made by and among TVT Capital LLC “TVT” (the “Purchaser”) and Milton Ault and Philou Ventures LLC (the “Owners”) and Digital Power Corporation (the “Seller” which publicly traded under the ticker DPW”) dated January 23rd, 2018. The Owners and the Seller are referred to collectively as the Merchant (the “Merchant”). In connection with the Agreement and this Addendum, the Purchaser agrees to purchase up to a certain maximum amount of future receivables equal to $337,275.00 (the “Purchased Amount”) at a purchase price of $225,000.00 (the “Purchase Price”). This Addendum shall modify the Agreement pursuant to the terms of this Addendum. All other provisions of the Agreement shall remain in full force and effect. For good and valuable mutual consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

●	The Merchant represents and warrants that DPW will remit full payment to TVT 9 weeks from deposit of TVT funds in DPW account less $1,285.00 daily payments during the 9 week period of time.

●	Per this Agreement if merchant remits full payment amount to the Purchaser within 3 business days following the Deadline, the Purchased Amount shall be discounted to a total amount equal to $200,925.00.

●	To the extent that the Merchant does not remit the Discounted Purchased Amount by three business days following the Deadline, the Purchased Amount shall increase to the full Purchased Amount ($337,275.00) as per the Agreement. As per normal guidelines and the nature of the original contracts the daily payment shall be turned on and will reflect a payment of $2,677.00 which will be paid every day from Monday through Friday for each week until the entirety of the Purchased Amount is paid.

●	Each of the Owners and the Merchant agrees that, by signing this Addendum, Milton Ault, the Executive Chairman of the Seller, agrees to be bound by all provisions of the Agreement and all other Addendum entered into in connection with the Agreement. Additionally, by signing this Addendum below, Mr. Ault agrees to be bound by all provisions and terms of this Agreement and any other Addendum entered into in connection therewith.

●	The undersigned agrees to execute warrants to purchase 87,500 shares of common stock of DPW (the “Warrants”) at an exercise price of $2.50 per share of DPW stock to the Purchaser in connection with and as consideration for entering into the Agreement. The Purchaser may allocate the Warrants to persons other than the Purchaser in the Purchaser’s sole discretion.

In witness whereof, the parties have agreed to this Addendum.

TVT Capital, LLC

By:
Name:
Title:

Digital Power Corporation

By:
Name:
Title: